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                                                                     EXHIBIT 8.1


                      [JENKENS & GILCHRIST LETTERHEAD]



                                May 12, 1998



Southside Bancshares, Inc.
1201 S. Beckman
Tyler, Texas  75701

         Re: FEDERAL INCOME TAX OPINION REQUIRED UNDER ARTICLE VI, SECTION 601(B) OF THAT AMENDED AND RESTATED TRUST AGREEMENT (THE "TRUST AGREEMENT") DATED MAY __, 1998 AMONG SOUTHSIDE BANCSHARES, INC. ("COMPANY"), U.S. TRUST COMPANY OF TEXAS, N.A. ("PROPERTY TRUSTEE"), WILMINGTON TRUST COMPANY ("DELAWARE TRUSTEE"), SAM DAWSON AND LEE A. GIBSON ("ADMINISTRATIVE TRUSTEES") AND HOLDERS (AS DEFINED IN THE TRUST AGREEMENT).

Gentlemen:

         Jenkens & Gilchrist, a Professional Corporation (the "Firm"), has acted as special tax counsel to Southside Bancshares, Inc., a Texas corporation, and Southside Capital Trust I (the "Trust Issuer") in connection with the Registration Statement on Form S-2 (the "Registration Statement") filed by the Company and the Trust Issuer with the Securities and Exchange Commission (File Nos. 333-49889 and 333-49889-01) for the purpose of registering under the Securities Act of 1933 (the "Act") the Trust Issuer's Preferred Securities, the Company's Junior Subordinated Debentures, and the Company's Guarantee with respect to the Preferred Securities. You have requested the opinions set forth in Section I hereof regarding the characterization of the Trust for federal income tax purposes. Section I of this letter (the "Opinion Letter") contains the Firm's opinion. Section II of this Opinion Letter contains limitations on the opinion. Except as otherwise provided herein, all capitalized terms herein shall have the same meaning given to them in the Registration Statement.
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Southside Bancshares, Inc.
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                                  I.  OPINION

         Based upon our analysis of the applicable authorities and subject to the limitations set forth in Section II, the Firm is of the opinion that for federal income tax purposes:

         1. The Trust will be characterized as a grantor trust for U.S. federal income tax purposes and not as an association subject to tax as a corporation.

         2. The discussion entitled "Certain Federal Income Tax Consequences" in the Registration Statement, insofar as it relates to statements of law or legal conclusions, is correct in all material respects.

                                II.  LIMITATIONS

         1.      Except as otherwise indicated, the opinions set forth in
Section I are based upon the Code and its legislative history, the regulations promulgated thereunder, judicial decisions and current administrative rulings and practices of the Internal Revenue Service, all as in effect on the date of this Opinion Letter. These authorities may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to such changes and could significantly alter the conclusions reached in this Opinion Letter. There is no assurance that legislative, judicial or administrative changes will not occur in the future. The Firm assumes no obligation to update or modify this Opinion Letter to reflect any developments that may occur after the date of this Opinion Letter.

         2. The opinions set forth in Section I are not binding on the Internal Revenue Service or the courts. Additionally, the Firm's opinions set forth herein are dependent upon the accuracy of the representations contained in the representation letters signed by officers of the Company and provided to the Firm. The Firm has relied upon these representations and any inaccuracy therein could adversely affect the opinions stated in Section I. Also, the Firm assumes that the representations will be accurate in all respects material hereto as of the effective time of the Merger.

         3. In connection with this Opinion Letter, the Firm has examined originals or copies, certified or otherwise identified, of such documents and records and such statutes, regulations and other instruments as it deemed necessary or advisable for the purposes of the opinions set forth herein, including (i) the Registration Statement on Form S-2 (File Nos. 333-49889 and 333-49889-01) and (ii) the form of Trust Agreement. The Firm has assumed that all signatures on all documents presented to it are genuine, that all documents submitted to it as originals are accurate originals thereof, that all information submitted to it is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by it are competent to execute and deliver such documents.

         4. The Firm is expressing its opinions only as to those matters expressly set forth in Section I. No opinion should be inferred as to any other matters.
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Southside Bancshares, Inc.
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         5.      This Opinion Letter may be filed as an exhibit to the
Registration Statement. Consent also is given to the reference to the Firm under the caption "Legal Matters" in the Registration Statement as having rendered the opinion in the "Certain Federal Income Tax Consequences" section of such Registration Statement. In giving this consent, the Firm does not thereby admit that it comes into the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the Securities Exchange Commission promulgated thereunder.

                                        Respectfully submitted,

                                        JENKENS & GILCHRIST,
                                        a Professional Corporation



                                        By: /s/ PATRICK E. MITCHELL
                                           -----------------------------------
                                            Patrick E. Mitchell, for the Firm